Exhibit 99.1

News Release

TIGroup Elects Five Directors, Changes Name to First Physicians Capital Group, Inc.

BEVERLY HILLS, Calif. – October 1, 2009 — Tri-Isthmus Group, Inc. (TIGroup) (OTC BB: TISG.OB), an operator of healthcare services firms primarily in rural and suburban markets in the U.S., announced today the re-election of four directors and the election of a new director to serve on the company’s board. The newly elected director is William A. Houlihan. The re-elected directors are Chairman and CEO David Hirschhorn, Todd Parker, Dr. Robert N. Schwartz and Richardson E. Sells. Additional information on the directors may be found at http://www.firstphysicianscapitalgroup.com.

Houlihan will serve as the board’s financial expert and will be a member of the Audit Committee. He has previously served as chief financial officer at Sixth Gear, Sedgwick Claim Management, Metris Companies and Hudson United Bancorp. Previously, he worked as an investment banker with UBS, J.P. Morgan Securities, Bear, Stearns & Co. and Goldman Sachs. He is a licensed CPA and has an M.B.A. in Finance from New York University Graduate School of Business.

At a shareholders meeting this week, shareholders also voted on the following:

•	Company name change: shareholders voted to approve changing the name of the company to First Physicians Capital Group, Inc. effective immediately.

•	Re-appointment of Whitley Penn LLP: shareholders voted to re-appoint Whitley Penn LLP as the independent accountants of the company for the fiscal year ending September 30, 2010.

Over 99% of those who voted approved the election of the directors and the other changes.

The company also made the following announcements:

•	New website: the company has launched a new website located at http://www.firstphysicianscapitalgroup.com.

•	New ticker symbol: the company expects to be assigned a new trading symbol within the next six to eight weeks.

About First Physicians Capital Group, Inc.
First Physicians Capital Group, Inc. provides financial and managerial services to physicians, physicians groups, and healthcare delivery centers in rural and suburban markets in the U.S. The company is building a portfolio of interests in healthcare services operations outside the traditional urban hospital setting. FPCG promotes quality medical care by offering improved access and breadth of services. It unlocks the value of its investments by developing strong, long-term and mutually beneficial relationships with their physicians and the communities they serve. For more information, please visit http://www.firstphysicianscapitalgroup.com.

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A profile for investors can be accessed at http://www.hawkassociates.com/profile/tisg.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com. To receive free e-mail notification of future releases for FPCG, sign up at http://www.hawkassociates.com/about/alert/.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

Investor Relations Contacts:
Frank Hawkins or Julie Marshall, Hawk Associates
305-451-1888
e-mail: fpcg@hawkassociates.com.

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